Exhibit 99.4

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To Management

The Best One, Inc.

2650 N. Military Trail

Suite 300

Boca Raton, Florida 33431

We have reviewed the accompanying balance sheet of The Best One, Inc. as of September 30, 2014, and the related statements of operations and cash flows for the period from September 22, 2014 (inception) through September 30, 2014. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

L.L. Bradford & Company, LLC

Las Vegas, Nevada

January 9, 2015

THE BEST ONE, INC

BALANCE SHEET

(Unaudited)

ASSETS
September 30,
2014
CURRENT ASSETS:
Cash	$2,237,500
Other receivables	16,254

TOTAL CURRENT ASSETS	2,253,754

TOTAL ASSETS	$2,253,754

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$47,806

TOTAL CURRENT LIABILITIES	47,806

TOTAL LIABILITIES	47,806

SHAREHOLDERS’ EQUITY	2,205,948

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,253,754

See accompanying independent accountant’s review report and notes to financial statements.

THE BEST ONE, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

For the Period September 22 through September 30, 2014
OPERATING EXPENSES:
General and administrative	$15,948

TOTAL OPERATING EXPENSES	15,948

INCOME BEFORE OTHER EXPENSE	(15,948)

TOTAL OTHER EXPENSES	(31,859)

INCOME BEFORE PROVISION FOR INCOME TAXES	(47,806)

PROVISION FOR INCOME TAXES	(16,254)

NET INCOME	$(31,552)

See accompanying independent accountant’s review report and notes to financial statements.

THE BEST ONE, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

For the Period September 22 through September 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(31,552)
Changes in certain assets and liabilities:
(Increase) decrease in prepaid expenses, deposits and other receivables	(16,254)
Increase (decrease) in accounts payable and accrued expenses	47,806

NET CASH PROVIDED BY OPERATING ACTIVITIES	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder contributions	2,237,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,237,500

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,237,500

CASH:
BEGINNING OF THE PERIOD	—

END OF THE PERIOD	$2,237,500

See accompanying independent accountant’s review report and notes to financial statements.

THE BEST ONE

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

The Company was formed as a corporation on September 22, 2014 in the State of Florida. On October 2, 2014, the Company acquired 100% of the membership interests of Interactive Data, LLC, a Georgia limited liability company (“Interactive Data”).

Business Description

The Company was formed as a holding company to acquire valuable and proprietary technology assets across a broad range of industries. Such assets are utilized to provide services including analytics, marketing and risk mitigation solutions.

Use of Estimates

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers cash and all highly liquid investments with original or remaining maturities of three months or less, at the date of purchase, to be cash equivalents. Cash and cash equivalents consist of money market and various deposit accounts.

Concentration of Business and Credit Risk

Financial instruments and related items, which potentially subject us to concentrations of credit risk, consist primarily of cash and receivables. We place our cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company maintains its cash balances primarily at one financial institution, and at times the balances may be in excess of federally insured limits. As of September 30, 2014, the Company’s cash balances exceeded the insurance limits by $1,987,500.

Revenue Recognition

The accounting rules related to revenue recognition are complex and are affected by interpretations of the rules and an understanding of industry practices, both of which are subject to change. Consequently, the revenue recognition accounting rules require management to make significant judgments.

The Company generally recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or a service has been rendered, the price is fixed or determinable and collection is reasonably assured.

From September 22, 2014, through September 30, 2014, the Company had no revenue and had no customers.

See independent accountant’s review report.

THE BEST ONE

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangibles

Generally, intangible assets acquired are stated at their historic cost less accumulated amortization. The Company amortizes its intangible assets with determinable finite useful lives, which includes software and website development, on a straight-line basis over an estimated useful life of 3 years for the assets.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Expenditures for maintenance, repairs, and minor renewals are charged to expense in the period incurred. Betterments and additions are capitalized. At September 30, 2014, the Company had no property and equipment. Amortization of leasehold improvements is based on the shorter of the remaining life of the lease or the estimated useful lives of the assets. At September 30, 2014, the Company had no leasehold improvements. Depreciation and amortization are provided for on the straight-line method over the estimated useful lives of the assets.

Long-Lived Assets

The Company accounts for our long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. Management assess recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.

From inception September 22, 2014, through September 30, 2014, there were no impairments of long-lived assets.

Income Taxes

The Company follows ASC subtopic 740-10 for recording the provision for income taxes. ASC 740-10 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

See independent accountant’s review report.

THE BEST ONE

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

From September 22, 2014, through September 30, 2014, the Company operated at a loss creating a deferred tax asset in the amount $16,254. The Company had no accrued tax liability as of September 30, 2014. The Company recognizes income tax interest and penalties as a separately identified component of general and administrative expense. There were no material income tax interest or penalties for the period from September 22, 2014, through September 30, 2014. There are no open federal or state income tax years under audit. All of the Company’s income tax filings since inception remain open for tax examinations.

Research and Development

In accordance with GAAP, all research and development costs are expensed as incurred. The Company’s research and development activities consist of development of new or enhanced products or services. The Company has determined that there were no research and development activities for the period from September 22, 2014, through September 30, 2014.

Advertising

Advertising costs, included in selling expenses, are expensed as incurred. The Company had no Advertising expenses for the period from September 22, 2014, through September 30, 2014.

Fair Value of Financial Instruments

ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability. The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

•	Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

•	Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

Cash, and all other current assets and liabilities, are reflected in the financial statements at cost, which approximates fair value because of the short-term maturity of those instruments.

Recent Accounting Pronouncements

The Company has not identified any recently issued accounting pronouncements that are expected to have a material impact on the Company’s financial statements.

See independent accountant’s review report.

THE BEST ONE

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 3 – SHAREHOLDERS EQUITY

At September 30, 2014, the authorized capital stock of the Company consisted of 1,000,000 shares of voting common stock with no par value. As amended October 1, 2014, the authorized capital stock of the Company consisted of (i) 200,000,000 shares of common stock with no par value per share and (ii) 10,000,000 shares of preferred stock with a par value of $0.001 per share. The Company’s Board has the authority to determine the voting powers, designations, preferences, privileges and restrictions of the preferred shares.

NOTE 4 – INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The components of income tax provision (benefit) related to continuing operations are as follows at September 30, 2014:

September 30, 2014
Current (benefit) provision	$(16,254)

Total (benefit) provision for income taxes	(16,254)

The Company’s effective income tax benefit did not differ from the statutory federal income tax rate of 34%. The component of the net deferred tax assets that have been presented in the Company’s financial statements are as follows at September 30, 2014:

September 30, 2014
Deferred tax assets
Net operating losses	$16,254

Net deferred tax assets	16,254

The net deferred tax assets (liabilities) in the accompanying consolidated balance sheets include the following components at September 30, 2014:

September 30, 2014
Current
Deferred tax asset	$16,254

Net deferred tax asset, current	16,254

In accordance with the provisions of ASC 740: Income Taxes, the Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. As of September 30, 2014, the Company has no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. All of the Company’s income tax filings since inception remain open for tax examinations.

See independent accountant’s review report.

THE BEST ONE

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated events and transactions occurring after September 30, 2014, through January 9, 2015, the date which the financial statements were available to be issued, for disclosure. The following matters have occurred through January 9, 2015.

Key Executive Employment Agreements

Ole Poulsen, Chief Science Officer:

On October 1, 2014, the Company entered into a one (1) year employment agreement with Ole Poulsen to serve as the Chief Science Officer of the Company (the “Poulsen Agreement”) with compensation including five million (5,000,000) shares of Company common stock, a base salary and entitlement to receive bonuses based on certain milestones as defined in the Poulsen Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. Poulsen his base salary for the remainder of the Term and any bonuses for milestones completed prior to the effective date of termination.

Derek Dubner, Chief Executive Officer:

Effective October 2, 2014, the Company entered into an employment agreement through September 30, 2016, with Derek Dubner to serve as the Chief Executive Officer of the Company (the “Dubner Agreement”) with compensation including two million (2,000,000) Restricted Stock Units; vesting quarterly during the Term, a base salary and entitlement to receive bonuses based on certain milestones as defined in the Dubner Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. Dubner his base salary for the remainder of the Term and any bonuses for milestones completed prior to the effective date of termination.

James Reilly, President and Chief Operating Officer:

Effective October 2, 2014, the Company entered into an employment agreement through September 30, 2016, with James Reilly to serve as the President and Chief Operating Officer of the Company (the “Reilly Agreement”) with compensation including one million (1,000,000) Restricted Stock Units; vesting quarterly during the Term, a base salary and entitlement to receive a bonus based on a certain milestone as defined in the Reilly Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. Reilly his base salary for the remainder of the Term and any bonus for milestones completed prior to the effective date of termination.

Daniel MacLachlan, Chief Financial Officer:

Effective October 2, 2014, the Company entered into an employment agreement through September 30, 2016, with Daniel MacLachlan to serve as the Chief Financial Officer of the Company (the “MacLachlan Agreement”) with compensation including two hundred and fifty thousand (250,000) Restricted Stock Units; vesting quarterly during the Term, and a base salary as provided in the MacLachlan Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. MacLachlan his base salary for the remainder of the Term.

John 0. Schaeffer, Senior Executive:

Effective October 2, 2014, the Company entered into a two (2) year employment agreement with John 0. Schaeffer to serve as a Senior Executive of the Company (the “Schaeffer Agreement”) with a base salary as provided in the Schaeffer Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. Schaeffer his base salary for the remainder of the Term.

See independent accountant’s review report.

THE BEST ONE

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 5 – SUBSEQUENT EVENTS (continued)

Granting of Restricted Stock Units (“RSUs”)

On October 2, 2014, the Board of Directors approved the issuance of 500,000 RSUs to two consultants. One of the consultants to receive 500,000 RSUs is Michael Brauser, a director of the Company.

On December 11, 2014, the Board of Directors approved the issuance of an additional 250,000 RSUs to Dan MacLachlan and 300,000 RSUs to an employee.

Sale of 100% Membership Interest to TBO

On October 2, 2014, TBO acquired 100% of the membership interests of Interactive Data through a Securities Purchase Agreement between TBO, John O. Schaeffer (“Schaeffer”) and WHP Solutions, LLC (“WHP”). The aggregate purchase price for the securities purchased consisted of $5,760,000 in cash and 100 shares of TBO preferred stock, which have since converted into 1,422,222 shares of TBO common stock. The stock consideration was paid entirely to Schaeffer, founder of Interactive Data and 40% interest holder at the time of the acquisition, who also received $1.92 million of the cash consideration, with the remainder being paid to WHP. The purchase price was subject to adjustment to the extent working capital as of the closing was greater than or less than $0. As a result of the post-closing adjustment, an additional $508,767 in cash was paid to Schaeffer and WHP with an additional $51,594 due upon the earlier of TBO’s realization of prepaid tax credit or September 30, 2015. In addition, TBO entered into a two year employment agreement with Schaeffer, effective as of the closing date, with Schaeffer to serve as a Senior Executive of TBO and General Manager of Interactive Data.

Business Consulting Services Agreement

On October 13, 2014, TBO entered into a business consulting services agreement with Marlin Capital Investments, LLC (“Marlin Capital”) for a term of four (4) years (the “Marlin Consulting Agreement”). Under the Marlin Consulting Agreement, Marlin Capital serves in the capacity of a strategic advisor to TBO and provides services such as recommendations on organizational structure, capital structure, future financing needs, and business strategy. The Marlin Consulting Agreement provides for equity compensation issued to Marlin in the amount of 10,000,000 Restricted Stock Units (“RSUs”), of TBO, which shall vest in four (4) equal, annual increments beginning October 13, 2015 and ending October 13, 2018, provided that one of the Milestones (as hereinafter defined) has been achieved on or before such date, and subject to Marlin Capital providing services on each applicable vesting date. As used in the Marlin Consulting Agreement, “Milestone” means: (i) TBO generating $15 million in revenues over any 12 month period; or (ii) TBO generating $10 million in revenues over any 12 month period and generating positive earnings before interest, taxes, depreciation and amortization (with all stock based compensation not included as an expense) for such 12 month period. However, all unvested RSUs shall immediately vest upon the occurrence of a change of control of TBO, excluding the Merger with Tiger Media, a termination of Marlin Capital without cause, or a termination by Marlin Capital based on a material breach of the Marlin Consulting Agreement by TBO. Mr. Michael Brauser and Mr. Barry Honig, directors of the Company, are also owners and managers of Marlin Capital.

Purchase of Intellectual Property

On October 14, 2014, the Company entered into an Intellectual Property Purchase Agreement (the “IP Agreement”), whereby the Company purchased all right, title and interest in certain intellectual property,

See independent accountant’s review report.

THE BEST ONE

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 5 – SUBSEQUENT EVENTS (continued)

including inventions, computer programs and software (collectively “Purchased IP”), from Ole Poulsen for a combination of cash and royalties as defined in the IP Agreement.

IP Litigation

On October 27, 2014, Transunion Risk and Alternative Data Solutions, Inc., filed a Complaint for Declaratory Judgment against Interactive Data, among other parties, in the U.S. Bankruptcy Court, Southern District of Florida, regarding a dispute over ownership of the Purchased IP. Interactive Data has filed a motion to dismiss the Complaint as Interactive Data does not claim an ownership or any other interest in the Purchased IP.

Non-Compete Litigation

On October 23, 2014, TransUnion Risk and Alternative Data Solutions, Inc. (“TRADS”) filed a Complaint and Motion for Temporary Injunction, in the Fifteenth Judicial Circuit Court in and for Palm Beach County, Florida, against James Reilly, President and Chief Operating Officer of TBO and Interactive Data, seeking relief for alleged violation of a noncompetition agreement. On December 19, 2014, James Reilly filed a Motion to Dismiss the Complaint. An adverse ruling could have an immediate near-term impact on TBO’s and/or Interactive Data’s financial position, results of operations, and liquidity.

On November 26, 2014, TRADS filed a Complaint and Motion for Preliminary Injunction, in the United States District Court, Southern District of Florida, against Daniel MacLachlan, Chief Financial Officer and Treasurer of TBO, seeking relief for alleged violation of a noncompetition agreement. An adverse ruling could have an immediate near-term impact on TBO’s financial position, results of operations, and liquidity.

Office Lease – Boca Raton, Florida

On December 3, 2014, the Company entered into a ninety-one (91) month lease to occupy ten thousand seven hundred and forty-five (10,745) rentable square feet at the premises located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431. The commencement date will be the earlier to occur of (a) the date when the Company takes possession of any part of the space for the conduct of its business, or (b) the date of substantial completion of the Tenant Improvements. The commencement date is estimated to be on or about April 1, 2015.

Stock Purchase Agreement

On December 4, 2014, the Company closed on a Stock Purchase Agreement with various investors. Under the Stock Purchase Agreement, the Company sold 12,360,000 shares of common stock of the Company (the “Shares”) at $0.50 per share on a “best efforts” basis.

Office Lease – Seattle, Washington

On December 30, 2014, the Company entered into a thirty-eight (38) month lease to occupy two thousand seven hundred and eighty-eight (2,788) rentable square feet at the premises located at 101 Yesler Way, Seattle,

See independent accountant’s review report.

THE BEST ONE

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 5 – SUBSEQUENT EVENTS (continued)

Washington 98104. The premises will serve as the Company’s technology office. The commencement date will be the date of substantial completion of the Tenant Improvements. The commencement date is estimated to be on or about February 1, 2015.

Tiger Media Merger With the Company

On December 14, 2014, Tiger Media (NYSE MKT: IDI), a Shanghai-based multi-platform media company incorporated in the Cayman Islands, entered into a definitive merger agreement with the Company (the “Merger”). Under the terms of the merger agreement, current Tiger Media and Company shareholders will own approximately 34% and 66% of the combined company, respectively, following the Merger. The owner of approximately 30% of the Company’s common stock on an as converted basis (without giving effect to the Consultant’s RSUs) beneficially owns approximately 23% of Tiger Media. Approximately 65% of the shares to be issued to the Company (without giving effect to the Consultant’s RSUs) will be non-voting preferred stock, and 30% of these preferred shares will only be issued upon achievement of certain revenue targets. The Merger is subject to customary conditions to closing detailed in the merger agreement, as well as the requirement that Tiger Media obtain an affirmative vote of 2/3 of the votes cast at the Tiger Media meeting to permit it to reincorporate in Delaware and obtain the affirmative vote of the majority of the votes cast to approve the issuance of Tiger Media securities as merger consideration.

* * * * * *

See independent accountant’s review report.

To the Board of Directors

The Best One, Inc.

2650 N. Military Trail

Suite 300

Boca Raton, Florida 33431

We have audited the accompanying balance sheets of Interactive Data, LLC, as of December 31, 2013 and 2012, and the related statements of operations, member’s equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

Opinion

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interactive Data, LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

L.L. Bradford & Company, LLC

Las Vegas, Nevada

January 9, 2015

INTERACTIVE DATA, LLC

BALANCE SHEETS

ASSETS
	December 31,
	2013	2012
CURRENT ASSETS:
Cash	$221,164	$101,118
Accounts receivable, net	462,381	455,420
Other receivables	172,736	—
Prepaid expenses	47,488	48,164

TOTAL CURRENT ASSETS	903,769	604,702

PROPERTY AND EQUIPMENT, NET	179,389	137,782

INTANGIBLE ASSETS:
Intangible assets, net	33,958	22,776

TOTAL INTANGIBLE ASSETS	33,958	22,776

NON-CURRENT ASSETS:
Deferred tax asset	223,354	282,649

TOTAL NON-CURRENT ASSETS	223,354	282,649

TOTAL ASSETS	$1,340,470	$1,047,909

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$138,022	$113,162
Deferred revenue	178,557	149,207
Other current liabilities	107,778	307,419

TOTAL CURRENT LIABILITIES	424,357	569,788

LONG-TERM LIABILITIES:
Other long-term liabilities	—	141

TOTAL LONG-TERM LIABILITIES	—	141

TOTAL LIABILITIES	424,357	569,929

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY	916,113	477,980

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,340,470	$1,047,909

See accompanying independent auditors’ report and notes to financial statements

INTERACTIVE DATA, LLC

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2013	2012
NET REVENUE	$3,745,923	$4,043,481
COST OF REVENUE	1,552,430	1,352,000

GROSS PROFIT	2,193,493	2,691,481

OPERATING EXPENSES:
Selling	363,617	440,320
Compensation	727,479	1,300,408
Other general and administrative	322,143	333,944
Depreciation and amortization	45,460	27,538

TOTAL OPERATING EXPENSES	1,458,699	2,102,210

INCOME BEFORE PROVISION
FOR INCOME TAXES	734,794	589,271

PROVISION FOR INCOME TAXES	260,031	(138,905)

NET INCOME	$474,763	$728,176

See accompanying independent auditors’ report and notes to financial statements

INTERACTIVE DATA, LLC

STATEMENT OF MEMBERS’ EQUITY

	Members’ Interest	Undistributed Earnings	Total Members’ Equity
BALANCES, December 31, 2011	$800,500	$903,242	$1,703,742

Net income	—	728,176	728,176
Distribution to members	—	(1,953,938)	(1,953,938)

BALANCES, December 31, 2012	800,500	(322,520)	477,980

Net income	—	474,763	474,763
Distribution to members	—	(36,630)	(36,630)

BALANCES, December 31, 2013	$800,500	$115,613	$916,113

See accompanying independent auditors’ report and notes to financial statements

INTERACTIVE DATA, LLC

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$474,763	$728,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,460	27,538
Increase (decrease) in allowance for doubtful accounts	7,737	(11,963)
Changes in certain assets and liabilities:
(Increase) decrease in accounts receivable	(14,698)	39,291
(Increase) decrease in prepaid expenses, deposits and other receivables	(172,060)	(48,164)
(Increase) decrease in non-current deferred tax asset	59,295	(282,649)
Increase (decrease) in accounts payable and accrued expenses	24,860	78,114
Increase (decrease) deferred revenue	29,350	49,207
Increase (decrease) in other current liabilities	(199,641)	203,894

NET CASH PROVIDED BY OPERATING ACTIVITIES	255,066	783,444

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment and intangible assets	(98,249)	(95,975)

NET CASH USED IN INVESTING ACTIVITIES	(98,249)	(95,975)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to members	(36,630)	(1,953,938)
Increase (decrease) in long-term debt	(141)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	(36,771)	(1,953,938)

NET INCREASE IN CASH	120,046	(1,266,469)

CASH AND CASH EQUIVALENTS:
BEGINNING OF THE PERIOD	101,118	1,367,587

END OF THE PERIOD	$221,164	$101,118

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$—

Cash paid for income taxes	$113,729	$—

See accompanying independent auditors’ report and notes to financial statements

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

The Company was formed as a limited liability company on October 3, 2001 in the State of Georgia. On October 2, 2014, The Best One, Inc., a Florida corporation (“TBO”) acquired 100% of the membership interests of the Company.

Business Description

Historically, the Company has provided data solutions and services to the Accounts Receivable Management (ARM) industry for location and identity verification, legislative compliance and debt recovery. The Company is now targeting the entirety of the risk management market, including expansion into FCRA (Fair Credit Reporting Act) regulated data, and non-regulated data. Transforming the way organizations use their data, the Company’s next generation supercomputer technology and proprietary linking and assessment algorithms solves complex, large scale data problems for its customers.

Use of Estimates

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers cash and all highly liquid investments with original or remaining maturities of three months or less, at the date of purchase, to be cash equivalents. Cash and cash equivalents consist of money market and various deposit accounts.

Concentration of Business and Credit Risk

Financial instruments and related items, which potentially subject us to concentrations of credit risk, consist primarily of cash and receivables. We place our cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company maintains its cash balances primarily at one financial institution, and at times the balances may be in excess of federally insured limits. As of December 31, 2013 and 2012, the Company’s cash balances did not exceed insurance limits.

Management reviews a customer’s credit history before extending credit. As at and for the year ended December 31, 2013 there were no individual customers with a balance in excess of 10% of the accounts receivable and there were no customers in excess of 10% of net sales.

Concentration of Vendors

The Company uses data acquired through licensing rights from approximately 12 providers. The loss of any one of these providers could have an immediate near-term impact on the Company’s financial position, results of operations, and liquidity.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The accounting rules related to revenue recognition are complex and are affected by interpretations of the rules and an understanding of industry practices, both of which are subject to change. Consequently, the revenue recognition accounting rules require management to make significant judgments.

The Company generally recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or a service has been rendered, the price is fixed or determinable and collection is reasonably assured.

Revenue is generally recognized on (a) a transactional basis determined by the customers’ usage, (b) a monthly fee or (c) a combination of both.

Revenues pursuant to contracts containing a monthly fee are generally recognized ratably over the contract period, which is generally 1 year. Revenues pursuant to transactions determined by the customers’ usage are recognized when the transaction is complete. Costs associated with separately priced customer service contracts are generally recognized as follows: (a) costs are expensed as incurred; and (b) losses are recognized on contracts where the expected future costs exceed expected future revenue. No such loss contracts exist at December 31, 2013 and 2012.

As of December 31, 2013 and 2012, deferred revenue totaled $178,557 and $149,207, respectively, all of which is expected to be realized in 2014.

The Company sells its products, generally on credit, to a limited number of customers. Each of these customers is considered significant, however, no single customer accounts for more than 3% of revenues. Management determines whether an allowance needs to be provided for an amount due from a customer depending on the aging of the individual balances receivable, recent payment history, contractual terms and other qualitative factors such as status of business relationship with the customer. At December 31, 2013 and 2012, based on management’s assessment, an allowance in the amount of $55,132 and $47,395 respectively for uncollectible accounts receivable was recorded.

An adverse change in the status of one customer could materially affect the Company’s estimate of its bad debts. Accounts receivable are written off in the fiscal year when all legal collection procedures have been exhausted. The Company wrote off no accounts receivable to bad debt expense in 2013 and 2012 respectively.

Intangibles

Generally, intangible assets acquired are stated at their historic cost less accumulated amortization. The Company amortizes its intangible assets with determinable finite useful lives, which includes software and website development, on a straight-line basis over an estimated useful life of 3 years for the assets.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Expenditures for maintenance, repairs, and minor renewals are charged to expense in the period incurred. Betterments and additions are capitalized. Amortization of leasehold improvements is based on the shorter of the remaining life of the lease or the estimated useful lives of the assets. At December 31, 2013 and 2012, the Company had no leasehold improvements. Depreciation and amortization are provided for on the straight-line method over the estimated useful lives of the assets.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets

The Company accounts for our long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. Management assess recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.

During the years ended December 31, 2013 and 2012, there were no impairments of long-lived assets.

Income Taxes

The Company follows ASC subtopic 740-10 for recording the provision for income taxes. ASC 740-10 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company assesses its income tax positions based on management’s evaluation of the facts, circumstances and information available at the reporting date. The Company uses a more likely than not threshold when making its assessment as to financial statement recognition and measurement of a tax position. For the years ending December 31, 2013 and 2012 a provision of $260,031 and a benefit of $138,905, respectively, were recognized for income taxes. Prior to November 2012, the Company was taxed as a subchapter S corporation under existing Internal Revenue Service regulations with its taxable income taxed directly to its members (and losses distributed to its members). Any state minimum or franchise taxes due are generally expensed as incurred. The Company recognizes income tax interest and penalties as a separately identified component of general and administrative expense. There were no material income tax interest or penalties for the years ending December 31, 2013 and 2012. There are no open federal or state income tax years under audit. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for years ending on or before December 31, 2010 or Georgia state income tax examination by tax authorities for years ending on or before December 31, 2010. The Company is not currently involved in any income tax examinations.

Research and Development

In accordance with GAAP, all research and development costs are expensed as incurred. The Company’s research and development activities consist of development of new or enhanced products or services. The Company has determined that there were no research and development activities in 2013 and 2012.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

Advertising costs, included in selling expenses, are expensed as incurred. Advertising expenses during the years ended December 31, 2013 and 2012, were $142,028 and $150,216, respectively.

Fair Value of Financial Instruments

ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability. The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 –	Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 –	Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 –	Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

Cash, and all other current assets and liabilities, are reflected in the financial statements at cost, which approximates fair value because of the short-term maturity of those instruments.

Recent Accounting Pronouncements

The Company has not identified any recently issued accounting pronouncements that are expected to have a material impact on the Company’s financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consists of the following:

	2013	2012
Accounts receivable	$517,513	$502,815
Less allowance for bad debts	(55,132)	(47,395)

	$462,381	$455,420

Current portion	$(462,381)	$(455,420)

Long-term portion

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 4 – PROPERTY AND EQUIPMENT

As of December 31, 2013 and 2012, property and equipment consisted of the following:

	Estimated Useful Lives	2013	2012
Computer and network equipment	5-7	$232,877	$151,225
Office equipment	5	11,312	11,312
Security systems	5	13,135	13,135
Furniture and fixtures	5	3,943	3,943

Total		261,267	179,615
Accumulated depreciation		(81,878)	(41,833)

Property and equipment, net		$179,389	$137,782

During the years ended December 31, 2013 and 2012, depreciation and amortization expense totaled $40,875, and $27,538 respectively. Depreciation is included in operating expenses in the accompanying statements of operations.

NOTE 5 – INTANGIBLE ASSETS

As of December 31, 2013 and 2012, intangible assets with definite lives consisted of the following:

	Estimated Useful Lives	2013	2012
Intangible assets with finite useful life:
Software	3	$27,803	$11,206
Website design	3	12,000	12,000

Total		39,803	23,206
Accumulated amortization		(5,845)	(430)

Intangible assets, net		$33,958	$22,776

During the years ended December 31, 2013 and 2012, amortization expense for software and website design totaled $5,415 and $430 respectively. In the accompanying statements of operations, amortization expense is included in operating expenses. Estimated amortization of the remaining software and website design intangible assets balance is as follows: $6,048 for 2014; $5,602 for 2015; and $4,633 thereafter.

NOTE 6 – SALE TO TLO, LLC, AND SUBSEQUENT SETTLEMENT AGREEMENT

Membership Interest Contribution Agreement

On October 22, 2012, as amended on November 21, 2012, the owners of the Company entered into a Membership Interest Contribution Agreement with TLO, LLC, a Florida limited liability company (“TLO”), to sell 100% of their membership interests of the Company in exchange for 4.894% or 8,412,607 of the issued and outstanding membership units of TLO effective November 21, 2012.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 6 – TLO, LLC, PURCHASE AND SUBSEQUENT SETTLEMENT AGREEMENT (continued)

Settlement Agreement

On September 23, 2013, the former owners of the Company entered into a Settlement Agreement with TLO by which TLO conveyed 100% of the membership interest of the Company back to the former owners. This conveyance of ownership interest included all assets of the Company, including, but not limited to, all the intellectual property (including, but no limited to, inventories, patents, and trademarks), systems, marketing materials, E-mail addresses, URLs, customers, customer lists, and markings owned, held, possessed, or created as of September 23, 2013. Notwithstanding, any cash balance greater than fifty thousand dollars ($50,000) as reflected on the Company’s balance sheet as of September 23, 2013, would be distributed to TLO.

Accounting treatment

Subsequent to the acquisition and until the settlement with TLO, the Company operated as a wholly-owned subsidiary maintaining its own books and records separate and apart from TLO. There were no material changes to and no recognition of gain or loss on the financial statements as a result of the sale of membership interests to or conveyance of membership interests back from TLO.

NOTE 7 – RELATED PARTY TRANSACTIONS

Due to/from Related Parties

From November of 2012 through September 2013, TLO owned 100% of the membership interests of the Company. From time to time during the period, the Company and TLO would make and receive advances based on expenses paid on behalf of the other party (e.g., the Company’s employees were paid directly by TLO with costs allocated back down to the Company). These advances did not bear interest, were unsecured, and were due on demand. The net amount due from TLO totaled $0 at December 31, 2013, and the net amount due to TLO totaled $210,088 at December 31, 2012.

From October 2013 through October 2014, WHP Solutions, LLC, a Florida limited liability company (“WHP”), owned 60% of the membership interest of the Company. From time to time during the period, the Company and WHP would make and receive advances based on expenses paid on behalf of the other party. These advances did not bear interest, were unsecured, and were due on demand. The net amount due from WHP totaled $134,538 at December 31, 2013.

NOTE 8 - LLC AGREEMENT

Effective at its formation, the Company entered into a LLC operating agreement, commonly referred to as the “LLC Agreement.” The Company entered into various amendments to the LLC agreement, primarily to admit new LLC members and to change governance provisions; the last amendment is as of the effective date of October 2, 2014.

The liability of a member for the losses, debts and obligations of the Company shall be limited to its capital contributions which have not been repaid to or withdrawn by such member. No member shall have any liability to restore any negative balance in its capital account. There is only one class of members’ interests and the term of the Company is perpetual unless sooner terminated by the Sole Member, the sale of all or substantially all of the assets of the Company; or the entry of a decree of judicial dissolution.

The business and affairs of the Company is managed by the Sole Member, which has the authority to conduct the business of the Company subject to certain limitations as enumerated in the Agreement.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Operating Leases

Duluth, GA Office Facility:

The Company leases its office facility under a non-cancelable operating lease that expires on December 31, 2015. The lease is automatically extended for successive one year terms at a 3% escalation rate unless notice is given by either party of their intent not to renew. Minimum future rental payments (including estimated future common area charges and sales tax) under this non-cancelable operating lease as of December 31, 2013, are as follows:

Years ending December 31,	Amounts
2014	$37,800
2015	37,800

Total	$75,600

Total rent expense amounted to $37,731 and $48,793 for the years ended December 31, 2013 and 2012, respectively.

Suwanee, GA Co-location Facility:

The Company leases its co-location facility under a non-cancelable operating lease that expires on July 31, 2015. This co-location facility houses the server infrastructure for the Company’s products. This expense is included as a Cost of Revenue. Minimum future rental payments (including estimated future common area charges and sales tax) under this non-cancelable operating lease as of December 31, 2013, are as follows:

Years ending December 31,	Amounts
2014	$75,744
2015	44,184

Total	$119,928

Total rent expense amounted to $76,967 and $66,112 for the years ended December 31, 2013 and 2012, respectively.

Data Licensing Obligations

The Company enters into data licensing rights agreements and related amendments to provide the Company nonexclusive and nontransferable licenses of certain data. As of December 31, 2013, these contracts expire at and have various payment terms with due dates through June 2016. Minimum future payments under these data licensing rights ‘agreements as of December 31, 2013, are as follows:

Years ending December 31,	Amounts
2014	$865,935
2015	591,685
2016	75,000

Total	$1,532,620

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 10 – INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The components of income tax provision (benefit) related to continuing operations are as follows at December 31, 2013 and December 31, 2012:

	2013	2012
Current (benefit) provision	$190,289	$46,413
Deferred (benefit) provision	69,742	5,689
Deferred tax (benefit) as a result of change in tax status	0	(191,007)

Total (benefit) provision for income taxes	260,031	(138,905)

The Company’s effective income tax expense (benefit) differs from the statutory federal income tax rate of 34% as follows at December 31, 2013 & 2012:

	2013		2012
Tax on income before income tax	$252,035	34.0%	$200,352	34.0%
Effect of Permanent Differences	1,360	0.2%	2,742	0.5%
Effect of Income not subject to tax at the entity level	0	0.0%	(146,651)	-24.9%
Effect of conversion from pass thru entity to taxable entity	0	0.0%	(191,007)	-32.4%
Effect of state taxes (net of federal benefit)	6,636	0.9%	2,829	0.5%
Benefit of Income taxed at lower federal rate	0	0.0%	(7,170)	-1.2%

Income Tax Provision	$260,031	35.1%	$(138,905)	-23.6%

The components of net deferred tax assets that have been presented in the Company’s financial statements are as follows at December 31, 2013 and 2012:

Components of Deferred Taxes Assets/Liabilities:
	2013	2012
Deferred income tax assets:
Accounts Payable	$8,601	$23,289
Other Current Liabilities	62,299	52,059
Intangible Assets	286,248	321,619

Deferred income tax assets	357,148	396,967

	2013	2012
Deferred Income tax Liabilities:
Accounts Receivable	(161,326)	(158,898)
Prepaids and Other Current Assets	(17,352)	(13,781)
Fixed Assets	(62,894)	(38,970)
Deferred income tax liabilities	(241,572)	(211,649)

Valuation Allowance	0	0

Net Deferred Tax Assets	$115,576	$185,318

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 10 – INCOME TAXES (continued)

The net deferred tax assets (liabilities) in the accompanying consolidated balance sheets include the following components at December 31, 2013 and 2012:

	2013	2012
Current:
Deferred tax asset	$90,136	$91,884
Deferred tax liability	(197,914)	(189,215)

Net deferred tax liability, current	(107,778)	(97,331)

Non-current:
Deferred tax asset	286,248	321,619
Deferred tax liability	(62,894)	(38,970)

Net deferred tax asset, current	223,354	282,649
Net deferred tax asset	$115,576	$185,318

In accordance with the provisions of ASC 740: Income Taxes, the Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. As of December 31, 2013, the Company has no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company is no longer subject to U.S. federal tax examinations for tax years prior to 2010.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated events and transactions occurring after December 31, 2013 through January 9, 2015, the date which the financial statements were available to be issued, for disclosure. The following matters have occurred through January 9, 2015.

Sale of 100% Membership Interest to TBO

On October 2, 2014, TBO acquired 100% of the membership interests of Interactive Data through a Securities Purchase Agreement between TBO, John O. Schaeffer (“Schaeffer”) and WHP Solutions, LLC (“WHP”). The aggregate purchase price for the securities purchased consisted of $5,760,000 in cash and 100 shares of TBO preferred stock, which have since converted into 1,422,222 shares of TBO common stock. The stock consideration was paid entirely to Schaeffer, founder of Interactive Data and 40% interest holder at the time of the acquisition, who also received $1.92 million of the cash consideration, with the remainder being paid to WHP. The purchase price was subject to adjustment to the extent working capital as of the closing was greater than or less than $0. As a result of the post-closing adjustment, an additional $508,767 in cash was paid to Schaeffer and WHP with an additional $51,594 due upon the earlier of TBO’s realization of prepaid tax credit or September 30, 2015. In addition, TBO entered into a two year employment agreement with Schaeffer, effective as of the closing date, with Schaeffer to serve as a Senior Executive of TBO and General Manager of Interactive Data.

IP Litigation

On October 27, 2014, Transunion Risk and Alternative Data Solutions, Inc., filed a Complaint for Declaratory Judgment against the Company, among other parties, in the U.S. Bankruptcy Court, Southern District of Florida regarding a dispute over ownership of certain intellectual property. The Company has filed a motion to dismiss the Complaint as the Company does not claim an ownership or any other interest in the intellectual property in question.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 11 – SUBSEQUENT EVENTS (continued)

Non-Compete Litigation

On October 23, 2014, TransUnion Risk and Alternative Data Solutions, Inc. (“TRADS”) filed a Complaint and Motion for Temporary Injunction, in the Fifteenth Judicial Circuit Court in and for Palm Beach County, Florida, against James Reilly, President and Chief Operating Officer of TBO and Interactive Data, seeking relief for alleged violation of a noncompetition agreement. On December 19, 2014, James Reilly filed a Motion to Dismiss the Complaint. An adverse ruling could have an immediate near-term impact on TBO’s and/or Interactive Data’s financial position, results of operations, and liquidity.

On November 26, 2014, TRADS filed a Complaint and Motion for Preliminary Injunction, in the United States District Court, Southern District of Florida, against Daniel MacLachlan, Chief Financial Officer and Treasurer of TBO, seeking relief for alleged violation of a noncompetition agreement. An adverse ruling could have an immediate near-term impact on TBO’s financial position, results of operations, and liquidity.

Tiger Media Merger With the Company

On December 14, 2014, Tiger Media (NYSE MKT: IDI), a Shanghai-based multi-platform media company incorporated in the Cayman Islands, entered into a definitive merger agreement with TBO (the “Merger”). Under the terms of the merger agreement, current Tiger Media and TBO shareholders will own approximately 34% and 66% of the combined company, respectively, following the Merger. The owner of approximately 30% of TBO’s common stock on an as converted basis beneficially owns approximately 23% of Tiger Media. Approximately 65% of the shares to be issued to TBO will be non-voting preferred stock, and 30% of these preferred shares will only be issued upon achievement of certain revenue targets. The Merger is subject to customary conditions to closing detailed in the merger agreement, as well as the requirement that Tiger Media obtain an affirmative vote of 2/3 of the votes cast at the Tiger Media meeting to permit it to reincorporate in Delaware and obtain the affirmative vote of the majority of the votes cast to approve the issuance of Tiger Media securities as merger consideration.

* * * * * * *

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To Management

Interactive Data, LLC

2650 N. Military Trail

Boca Raton, Florida 33431

We have reviewed the accompanying balance sheet of Interactive Data, LLC as of September 30, 2014, and the related statements of operations and cash flows for the nine months then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

L.L. Bradford & Company, LLC

Las Vegas, Nevada

January 9, 2015

INTERACTIVE DATA, LLC

BALANCE SHEETS

(Unaudited)

ASSETS
	September 30, 2014	December 31, 2013
CURRENT ASSETS:
Cash	$641,402	$221,164
Accounts receivable, net	454,888	462,381
Other receivables	38,198	172,736
Prepaid expenses	50,915	47,488

TOTAL CURRENT ASSETS	1,185,403	903,769

PROPERTY AND EQUIPMENT, NET	157,535	179,389

INTANGIBLE ASSETS:
Intangible assets, net	26,425	33,958

TOTAL INTANGIBLE ASSETS	26,425	33,958

NON-CURRENT ASSETS:
Deferred tax asset	204,707	223,354

TOTAL NON-CURRENT ASSETS	204,707	223,354

TOTAL ASSETS	$1,574,070	$1,340,470

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$137,536	$138,022
Deferred revenue	140,535	178,557
Other current liabilities	103,538	107,778

TOTAL CURRENT LIABILITIES	381,609	424,357

TOTAL LIABILITIES	381,609	424,357

MEMBERS’ EQUITY	1,192,461	916,113

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,574,070	$1,340,470

See accompanying independent accountant’s review report and notes to financial statements.

INTERACTIVE DATA, LLC

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Nine Months Ended September 30,
	2014	2013
NET REVENUE	$2,770,832	$2,879,918
COST OF REVENUE	1,041,873	1,108,839

GROSS PROFIT	1,728,959	1,771,079

OPERATING EXPENSES:
Selling	203,943	257,609
Compensation	710,029	552,241
Other general and administrative	339,860	312,669
Depreciation and amortization	49,240	28,730

TOTAL OPERATING EXPENSES	1,303,072	1,151,249

INCOME BEFORE PROVISION
FOR INCOME TAXES	425,887	619,830

PROVISION FOR INCOME TAXES	149,539	182,956

NET INCOME	$276,348	$436,874

See accompanying independent accountant’s review report and notes to financial statements.

INTERACTIVE DATA, LLC

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$276,348	$436,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,240	28,730
Increase (decrease) in allowance for doubtful accounts	25,977	(6,169)
Changes in certain assets and liabilities:
(Increase) decrease in accounts receivable	(18,483)	(45,096)
(Increase) decrease in prepaid expenses, deposits and other receivables	131,111	2,906
(Increase) decrease in non-current deferred tax asset	18,647	39,218
Increase (decrease) in accounts payable and accrued expenses	(486)	72,100
Increase (decrease) deferred revenue	(38,022)	4,227
Increase (decrease) in other current liabilities	(4,189)	(165,310)

NET CASH PROVIDED BY OPERATING ACTIVITIES	440,143	367,480

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment and intangible assets	(19,853)	(78,588)

NET CASH USED IN INVESTING ACTIVITIES	(19,853)	(78,588)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to members	—	(36,630)
Increase (decrease) in long-term debt	—	(141)

NET CASH USED IN FINANCING ACTIVITIES	—	(36,771)

NET INCREASE IN CASH AND CASH EQUIVALENTS	420,290	252,121

CASH:
BEGINNING OF THE PERIOD	221,112	101,117

END OF THE PERIOD	$641,402	$353,238

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$—

Cash paid for income taxes	$217,331	$113,729

See accompanying independent accountant’s review report and notes to financial statements.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

The Company was formed as a limited liability company on October 3, 2001 in the State of Georgia. On October 2, 2014, The Best One, Inc., a Florida corporation (“TBO”) acquired 100% of the membership interests of the Company.

Business Description

Historically, the Company has provided data solutions and services to the Accounts Receivable Management (ARM) industry for location and identity verification, legislative compliance and debt recovery. The Company is now targeting the entirety of the risk management market, including expansion into FCRA (Fair Credit Reporting Act) regulated data, and non-regulated data. Transforming the way organizations use their data, the Company’s next generation supercomputer technology and proprietary linking and assessment algorithms solves complex, large scale data problems for its customers.

Use of Estimates

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers cash and all highly liquid investments with original or remaining maturities of three months or less, at the date of purchase, to be cash equivalents. Cash and cash equivalents consist of money market and various deposit accounts. .

Concentration of Business and Credit Risk

Financial instruments and related items, which potentially subject us to concentrations of credit risk, consist primarily of cash and receivables. We place our cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company maintains its cash balances primarily at one financial institution, and at times the balances may be in excess of federally insured limits. As of September 30, 2014, the Company’s cash balances exceeded the insurance limits by $391,402.

Management reviews a customer’s credit history before extending credit. As at and for the nine months ended September 30, 2014 there were no individual customers with a balance in excess of 10% of the accounts receivable and there were no customers in excess of 10% of net sales.

Concentration of Vendors

The Company uses data acquired through licensing rights from approximately 12 providers. The loss of any one of these providers could have an immediate near-term impact on the Company’s financial position, results of operations, and liquidity.

See accompanying independent accountant’s review report.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The accounting rules related to revenue recognition are complex and are affected by interpretations of the rules and an understanding of industry practices, both of which are subject to change. Consequently, the revenue recognition accounting rules require management to make significant judgments.

The Company generally recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or a service has been rendered, the price is fixed or determinable and collection is reasonably assured.

Revenue is generally recognized on (a) a transactional basis determined by the customers’ usage, (b) a monthly fee or (c) a combination of both.

Revenues pursuant to contracts containing a monthly fee are generally recognized ratably over the contract period, which is generally 1 year. Revenues pursuant to transactions determined by the customers’ usage are recognized when the transaction is complete. Costs associated with separately priced customer service contracts are generally recognized as follows: (a) costs are expensed as incurred; and (b) losses are recognized on contracts where the expected future costs exceed expected future revenue. No such loss contracts exist at September 30, 2014.

As of September 30, 2014, deferred revenue totaled $140,535 all of which is expected to be realized in the remainder of 2014 and 2015.

The Company sells its products, generally on credit, to a limited number of customers. Each of these customers is considered significant, however, no single customer accounts for more than 3% of revenues. Management determines whether an allowance needs to be provided for an amount due from a customer depending on the aging of the individual balances receivable, recent payment history, contractual terms and other qualitative factors such as status of business relationship with the customer. At September 30, 2014, based on management’s assessment, an allowance in the amount of $81,109 for uncollectible accounts receivable was recorded.

An adverse change in the status of one customer could materially affect the Company’s estimate of its bad debts. Accounts receivable are written off in the fiscal year when all legal collection procedures have been exhausted. The Company wrote off no accounts receivable to bad debt expense for the nine months ended September 30, 2014.

Intangibles

Generally, intangible assets acquired are stated at their historic cost less accumulated amortization. The Company amortizes its intangible assets with determinable finite useful lives, which includes software and website development, on a straight-line basis over an estimated useful life of 3 years for the assets.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Expenditures for maintenance, repairs, and minor renewals are charged to expense in the period incurred. Betterments and additions are capitalized. Amortization of leasehold improvements is based on the shorter of the remaining life of the lease or the estimated useful lives of the assets. At September 30, 2014, the Company had no leasehold improvements. Depreciation and amortization are provided for on the straight-line method over the estimated useful lives of the assets.

See accompanying independent accountant’s review report.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets

The Company accounts for our long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. Management assess recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.

During the nine months ended September 30, 2014, there were no impairments of long-lived assets.

Income Taxes

The Company follows ASC subtopic 740-10 for recording the provision for income taxes. ASC 740-10 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company assesses its income tax positions based on management’s evaluation of the facts, circumstances and information available at the reporting date. The Company uses a more likely than not threshold when making its assessment as to financial statement recognition and measurement of a tax position. For the nine months ended September 30, 2014, a provision of $149,539 was recognized for income taxes. Prior to November 2012, the Company was taxed as a subchapter S corporation under existing Internal Revenue Service regulations with its taxable income taxed directly to its members (and losses distributed to its members). Any state minimum or franchise taxes due are generally expensed as incurred. The Company recognizes income tax interest and penalties as a separately identified component of general and administrative expense. There were no material income tax interest or penalties for the nine months ended September 30, 2014. There are no open federal or state income tax years under audit. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for years ending on or before December 31, 2010 or Georgia state income tax examination by tax authorities for years ending on or before December 31, 2010. The Company is not currently involved in any income tax examinations.

See accompanying independent accountant’s review report.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development

In accordance with GAAP, all research and development costs are expensed as incurred. The Company’s research and development activities consist of development of new or enhanced products or services. The Company has determined that there were no research and development activities for the nine months ended September 30, 2014.

Advertising

Advertising costs, included in selling expenses, are expensed as incurred. Advertising expenses for the nine months ended September 30, 2014, was $110,718.

Fair Value of Financial Instruments

ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability. The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

•	Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

•	Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

Cash, and all other current assets and liabilities, are reflected in the financial statements at cost, which approximates fair value because of the short-term maturity of those instruments.

Recent Accounting Pronouncements

The Company has not identified any recently issued accounting pronouncements that are expected to have a material impact on the Company’s financial statements.

See accompanying independent accountant’s review report.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consists of the following:

September 30, 2014
Accounts receivable	$535,997
Less allowance for bad debts	(81,109)

$454,888

Current portion	$(454,888)

Long-term portion

NOTE 4 – PROPERTY AND EQUIPMENT

As of September 30, 2014, property and equipment consisted of the following:

	Estimated Useful Lives	Sept 30, 2014
Computer and network equipment	5-7	$252,730
Office equipment	5	11,312
Security systems	5	13,135
Furniture and fixtures	5	3,943

Total		281,120
Accumulated depreciation		(123,585)

Property and equipment, net		$157,535

During the nine months ended September 30, 2014, depreciation and amortization expense totaled $41,707. Depreciation is included in operating expenses in the accompanying consolidated statements of operations.

NOTE 5 – INTANGIBLE ASSETS

As of September 30, 2014, intangible assets with definite lives consisted of the following:

	Estimated Useful Lives	September 30, 2014
Intangible assets with finite useful life:
Software	3	$27,803
Website design	3	12,000

Total		39,803
Accumulated amortization		(13,378)

Intangible assets, net		$26,425

See accompanying independent accountant’s review report.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 5 – INTANGIBLE ASSETS (continued)

During the nine months ended September 30, 2014, amortization expense for software and website design totaled $7,533. In the accompanying consolidated statements of operations, amortization expense is included in operating expenses. Estimated amortization of the remaining software and website design intangible assets balance is as follows: $2,511 for the remainder of 2014; $5,602 for 2015; and $4,633 thereafter.

NOTE 6 – RELATED PARTY TRANSACTIONS

Due to/from Related Parties

From October 2013 through October 2014, WHP Solutions, LLC, a Florida limited liability company (“WHP”), owned 60% of the membership interest of the Company. From time to time during the period, the Company and WHP would make and receive advances based on expenses paid on behalf of the other party. These advances did not bear interest, were unsecured, and were due on demand. The net amount due from WHP totaled $0 at September 30, 2014.

NOTE 7 – LLC AGREEMENT

Effective at its formation, the Company entered into a LLC operating agreement, commonly referred to as the “LLC Agreement.” The Company entered into various amendments to the LLC agreement, primarily to admit new LLC members and to change governance provisions; the last amendment is as of the effective date of October 2, 2014.

The liability of a member for the losses, debts and obligations of the Company shall be limited to its capital contributions which have not been repaid to or withdrawn by such member. No member shall have any liability to restore any negative balance in its capital account. There is only one class of members’ interests and the term of the Company is perpetual unless sooner terminated by the Sole Member, the sale of all or substantially all of the assets of the Company; or the entry of a decree of judicial dissolution.

The business and affairs of the Company is managed by the Sole Member, which has the authority to conduct the business of the Company subject to certain limitations as enumerated in the Agreement.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating Leases

Duluth, GA Office Facility:

The Company leases its office facility under a non-cancelable operating lease that expires on December 31, 2015. The lease is automatically extended for successive one year terms at a 3% escalation rate unless notice is given by either party of their intent not to renew. Minimum future rental payments (including estimated future common area charges and sales tax) under this non-cancelable operating lease as of September 30, 2014, are as follows:

Years ending December 31,	Amounts
Oct – Dec 31, 2014	$9,450
2015	37,800

Total	$47,250

Total rent expense amounted to $28,350 for the nine months ended September 30, 2014.

See accompanying independent accountant’s review report.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 8 – COMMITMENTS AND CONTINGENCIES (continued)

Suwanee, GA Co-location Facility:

The Company leases its co-location facility under a non-cancelable operating lease that expires on July 31, 2015. This co-location facility houses the server infrastructure for the Company’s products. This expense is included as a Cost of Revenue. Minimum future rental payments (including estimated future common area charges and sales tax) under this non-cancelable operating lease as of September 30, 2014, are as follows:

Years ending December 31,	Amounts
Oct – Dec 31, 2014	$18,936
2015	44,184

Total	$63,120

Total rent expense amounted to $56,808 for the nine months ended September 30, 2014.

Data Licensing Obligations

The Company enters into data licensing rights agreements and related amendments to provide the Company nonexclusive and nontransferable licenses of certain data. As of September 30, 2014, these contracts expire at and have various payment terms with due dates through June 2016. Minimum future payments under these data licensing rights agreements as of September 30, 2014, are as follows:

Years ending December 31,	Amounts
Oct – Dec 31, 2014	$216,484
2015	591,685
2016	75,000

Total	$883,169

NOTE 9 – INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The components of income tax provision (benefit) related to continuing operations are as follows for the nine months ending September 30, 2014:

September 30, 2014
Current (benefit) provision	$135,132
Deferred (benefit) provision	14,407

Total (benefit) provision for income taxes	$49,539

See accompanying independent accountant’s review report.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 9 – INCOME TAXES (continued)

The Company’s effective income tax expense (benefit) differs from the statutory federal income tax rate of 34% as follows for the nine months ending September 30, 2014 as follows:

	September 30, 2014
Tax on income before income tax	$144,801	34.0%
Effect of Permanent Differences	922	0.2%
Effect of state taxes (net of federal benefit)	3,816	0.9%

Income Tax Provision	$149,539	35.1%

The components of net deferred tax assets that have been presented in the Company’s financial statements are as follows at September 30, 2014:

Components of Deferred Taxes Assets/Liabilities:
2014
Deferred income tax assets:
Accounts Payable	$37,233
Other Current Liabilities	49,033
Intangible Assets	259,832
Deferred income tax assets	346,098

2014
Deferred Income tax Liabilities:
Accounts Receivable	$(158,712)
Prepaids and Other Current Assets	(31,092)
Fixed Assets	(55,125)
Deferred income tax liabilities	(244,929)

Valuation Allowance	0

Net Deferred Tax Assets	$101,169

The net deferred tax assets (liabilities) in the accompanying consolidated balance sheets include the following components at September 30, 2014:

2014
Current:
Deferred tax asset	$114,565
Deferred tax liability	(218,103)

Net deferred tax liability, current	(103,538)

Non-current:
Deferred tax asset	259,832
Deferred tax liability	(55,125)

Net deferred tax asset, current	204,707
Net deferred tax asset	$101,169

See accompanying independent accountant’s review report.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 10 – SUBSEQUENT EVENTS (continued)

In accordance with the provisions of ASC 740: Income Taxes, the Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. As of September 30, 2014, the Company has no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company is no longer subject to U.S. federal tax examinations for tax years prior to 2010.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated events and transactions occurring after September 30, 2014 through January 9, 2015, the date which the financial statements were available to be issued, for disclosure. The following matters have occurred through January 9, 2015.

Sale of 100% Membership Interest to TBO

On October 2, 2014, TBO acquired 100% of the membership interests of Interactive Data through a Securities Purchase Agreement between TBO, John O. Schaeffer (“Schaeffer”) and WHP Solutions, LLC (“WHP”). The aggregate purchase price for the securities purchased consisted of $5,760,000 in cash and 100 shares of TBO preferred stock, which have since converted into 1,422,222 shares of TBO common stock. The stock consideration was paid entirely to Schaeffer, founder of Interactive Data and 40% interest holder at the time of the acquisition, who also received $1.92 million of the cash consideration, with the remainder being paid to WHP. The purchase price was subject to adjustment to the extent working capital as of the closing was greater than or less than $0. As a result of the post-closing adjustment, an additional $508,767 in cash was paid to Schaeffer and WHP with an additional $51,594 due upon the earlier of TBO’s realization of prepaid tax credit or September 30, 2015. In addition, TBO entered into a two year employment agreement with Schaeffer, effective as of the closing date, with Schaeffer to serve as a Senior Executive of TBO and General Manager of Interactive Data.

IP Litigation

On October 27, 2014, Transunion Risk and Alternative Data Solutions, Inc., filed a complaint against the Company for Declaratory Judgment in the U.S. Bankruptcy Court, Southern District of Florida regarding a dispute over ownership of certain intellectual property (software). The Company has filed a motion to dismiss the complaint as it does not claim an ownership or any other interest in the intellectual property in question. TBO has claimed ownership in such intellectual property.

Non-Compete Litigation

On October 23, 2014, TransUnion Risk and Alternative Data Solutions, Inc. (“TRADS”) filed a Complaint and Motion for Temporary Injunction, in the Fifteenth Judicial Circuit Court in and for Palm Beach County, Florida, against James Reilly, President and Chief Operating Officer of TBO and Interactive Data, seeking relief for alleged violation of a noncompetition agreement. On December 19, 2014, James Reilly filed a Motion to Dismiss the Complaint. An adverse ruling could have an immediate near-term impact on TBO’s and/or Interactive Data’s financial position, results of operations, and liquidity.

See accompanying independent accountant’s review report.

INTERACTIVE DATA, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 10 – SUBSEQUENT EVENTS (continued)

On November 26, 2014, TRADS filed a Complaint and Motion for Preliminary Injunction, in the United States District Court, Southern District of Florida, against Daniel MacLachlan, Chief Financial Officer and Treasurer of TBO, seeking relief for alleged violation of a noncompetition agreement. An adverse ruling could have an immediate near-term impact on TBO’s financial position, results of operations, and liquidity.

Tiger Media, Inc., Agreement to Acquire the Company

On December 14, 2014, Tiger Media (NYSE MKT: IDI), a Shanghai-based multi-platform media company incorporated in the Cayman Islands, entered into a definitive merger agreement with TBO (the “Merger”). Under the terms of the merger agreement, current Tiger Media and TBO shareholders will own approximately 34% and 66% of the combined company, respectively, following the Merger. The owner of approximately 30% of TBO’s common stock on an as converted basis beneficially owns approximately 23% of Tiger Media. Approximately 65% of the shares to be issued to TBO will be non-voting preferred stock, and 30% of these preferred shares will only be issued upon achievement of certain revenue targets. The Merger is subject to customary conditions to closing detailed in the merger agreement, as well as the requirement that Tiger Media obtain an affirmative vote of 2/3 of the votes cast at the Tiger Media meeting to permit it to reincorporate in Delaware and obtain the affirmative vote of the majority of the votes cast to approve the issuance of Tiger Media securities as merger consideration.

* * * * * * *

See accompanying independent accountant’s review report.